Exhibit 99.2

Adtalem Global Education Inc.

Schedule of non-GAAP Earnings

(in thousands, except per share data)

	Three Months Ended					Year Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
	2021	2021	2021	2020	2020	2021	2020
Net income (loss) attributable to Adtalem (GAAP)	$(58,004)	$9,012	$24,652	$23,315	$19,930	$76,909	$(85,334)
Deferred revenue adjustment	6,207	—	—	—	—	—	—
CEO transition costs	6,195	—	—	—	—	—	—
Restructuring expense	3,094	1,570	1,217	1,166	2,916	6,869	23,683
Business acquisition and integration expense	26,553	3,432	3,646	11,079	13,436	31,593	—
Walden intangible amortization expense	16,451	—	—	—	—	—	—
Pre-acquisition interest expense	31,634	21,750	4,951	45	—	26,746	—
Gain on sale of assets	—	—	—	—	—	—	(4,779)
Gain on derivative	—	—	—	—	—	—	(110,723)
Tax Cuts and Jobs Act of 2017 and tax charges related to the divestiture of DeVry University	—	—	—	—	—	—	(2,230)
Net tax benefit for a former subsidiary investment loss	—	—	—	—	—	—	(25,688)
Income tax impact on non-GAAP adjustments	4,640	(5,325)	(3,365)	(4,006)	(3,601)	(16,297)	(4,399)
(Income) loss from discontinued operations	(19,178)	(6,447)	(414)	626	(344)	(6,579)	305,259
Net income from continuing operations attributable to Adtalem excluding special items (non-GAAP)	$17,592	$23,992	$30,687	$32,225	$32,337	$119,241	$95,789

	Three Months Ended					Year Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
	2021	2021	2021	2020	2020	2021	2020
Earnings (loss) per share, diluted (GAAP)	$(1.17)	$0.18	$0.48	$0.44	$0.38	$1.49	$(1.58)
Effect on diluted earnings per share:
Deferred revenue adjustment	0.12	—	—	—	—	—	—
CEO transition costs	0.12	—	—	—	—	—	—
Restructuring expense	0.06	0.03	0.02	0.02	0.06	0.13	0.44
Business acquisition and integration expense	0.53	0.07	0.07	0.21	0.25	0.61	—
Walden intangible amortization expense	0.33	—	—	—	—	—	—
Pre-acquisition interest expense	0.63	0.43	0.10	0.00	—	0.52	—
Gain on sale of assets	—	—	—	—	—	—	(0.09)
Gain on derivative	—	—	—	—	—	—	(2.05)
Tax Cuts and Jobs Act of 2017 and tax charges related to the divestiture of DeVry University	—	—	—	—	—	—	(0.04)
Net tax benefit for a former subsidiary investment loss	—	—	—	—	—	—	(0.47)
Income tax impact on non-GAAP adjustments	0.09	(0.11)	(0.07)	(0.08)	(0.07)	(0.32)	(0.08)
(Income) loss from discontinued operations	(0.38)	(0.13)	(0.01)	0.01	(0.01)	(0.13)	5.64
Earnings per share from continuing operations excluding special items, diluted (non-GAAP)	$0.35	$0.48	$0.60	$0.61	$0.61	$2.31	$1.77
Diluted shares used in non-GAAP EPS calculation	50,222	50,326	51,111	52,441	52,797	51,645	54,094